Exhibit 10.7

INDIA NON JUDICIAL

Government of National Capital Territory of Delhi
e-Stamp

Certificate No.	:	IN-DL77445853232850L
Certificate Issued Date	:	11-Feb-2013 11:38 AM
Account Reference	:	IMPACC (IV)/ dl736003/ DELHI/ DL-DLH
Unique Doc. Reference	:	SUBIN-DLDL73600354508306101128L
Purchased by	:	BHARAT BUSINESS CHANNEL LTD
Description of Document	:	Article 5 General Agreement
Property Description	:	NA
Consideration Price (Rs.)	:	0
	:	(Zero)
First Party	:	BHARAT BUSINESS CHANNEL LTD
Second Party	:	NA
Stamp Duty Paid By	:	BHARAT BUSINESS CHANNEL LTD
Stamp Duty Amount(Rs.)	:	100
	:	(One Hundred only)

................................................................Please write or type below this line.................................................................................................

ANNEXED AND FORMING INTEGRAL PART OF TERM LOAN AGREEMENT EXECUTED BY MIS. BHARAT BUSINESS CHANNEL LIMITED ON 25th DAY OF FEBRUARY 2013 AT NEW DELHI IN FAVOUR OF CENTRAL BANK OF INDIA

Statuatory Alert:

1.	The authenticity of the Stamp Certificate can be verified at Authorised Collection Centers (ACCs), SHCIL Offices and Sub-registrar Offices (SROs)
2.	The Contact Details of ACCs, SHCIL Offices and SROs are available on the Web site “www.shcilastamp.com"

INDIA NON JUDICIAL

Government of National Capital Territory of Delhi
e-Stamp

Certificate No.	:	IN-DL77447630756512L
Certificate Issued Date	:	11 -Feb-2013 11:40 AM
Account Reference	:	IMPACC (IV)/ d1736003/ DELHI/ DL-DLH
Unique Doc. Reference	:	SUBIN-DLDL73600354507615091555L
Purchased by	:	BHARAT BUSINESS CHANNEL LTD
Description of Document	:	Article 5 General Agreement
Property Description	:	NA
Consideration Price (Rs.)	:	0
	:	(Zero)
First Party	:	BHARAT BUSINESS CHANNEL LTD
Second Party	:	NA
Stamp Duty Paid By	:	BHARAT BUSINESS CHANNEL LTD
Stamp Duty Amount(Rs.)	:	100
	:	(One Hundred only)

................................................................Please write or type below this line.................................................................................................

ANNEXED AND FORMING INTEGRAL PART OF TERM LOAN AGREEMENT EXECUTED BY MIS. BHARAT BUSINESS CHANNEL LIMITED ON 25th DAY OF FEBRUARY 2013 AT NEW DELHI IN FAVOUR OF CENTRAL BANK OF INDIA

Statuatory Alert:

1.	The authenticity of the Stamp Certificate can be verified at Authorised Collection Centers (ACCs), SHCIL Offices and Sub-registrar Offices (SROs)
2.	The Contact Details of ACCs, SHCIL Offices and SROs are available on the Web site “www.shcilestamp.com”

INDIA NON JUDICIAL

Government of National Capital Territory of Delhi
e-Stamp

Certificate No.	:	IN-DL77449676194353L
Certificate issued Date	:	11-Feb-2013 11:42 AM
Account Reference	:	IMPACC (IV)/ d1736003/ DELHI/ DL-DLH
Unique Doc. Reference	:	SUBIN-DLDL73600354506643413414L
Purchased by	:	BHARAT BUSINESS CHANNEL LTD
Description of Document	:	Article 5 General Agreement
Property Description	:	NA
Consideration Price (Rs.)	:	0
	:	(Zero)
First Party	:	BHARAT BUSINESS CHANNEL LTD
Second Party	:	NA
Stamp Duly Paid By	:	BHARAT BUSINESS CHANNEL LTD
Stamp Duty Amount(Rs.)	:	100
	:	(One Hundred Only)

................................................................Please write or type below this line.................................................................................................

ANNEXED AND FORMING INTEGRAL PART OF TERM LOAN AGREEMENT EXECUTED BY MIS. BHARAT BUSINESS CHANNEL LIMITED ON 25th DAY OF FEBRUARY 2013 AT NEW DELHI IN FAVOUR OF CENTRAL BANK OF INDIA

Statuatory Alert:

1.	The authenticity of the Stamp Certificate can be verified at Authorised Collection Centers (ACCs), SHCIL Offices and Sub-registrar Offices (SROs).
2.	The Contact Details of ACCs, SHCIL Offices and SROs are available on the Web site “www.shcilestamp.com”

TERM LOAN AGREEMENT

This TERM LOAN AGREEMENT is made at New Delhi on 25TH day of February 2013, between M/S. BHARAT BUSINESS CHANNEL LIMITED, a company within the meaning of the Companies Act, 1956 and having its Registered Office at Auto Cars Compound, Adalat Road, Aurangabad - 431 005 and having corporate office at at 1st Floor, Techweb Centre, New Link Road, Near Mega Mall, Oshiwara, Mumbai 400102 and at Videocon Tower, 12th Floor, Jhandelwalan Extn., New Delhi (hereinafter referred to as the "Borrower" which expression shall, unless it be repugnant to the subject or context thereof, mean and include its successors and permitted assigns) of the One Part.

AND

CENTRAL BANK OF INDIA, a Bank constituted and functioning under the Banking Companies (Acquisition and Transfer of Undertakings) Act, 1970 and having its Head Office at Chander Mukhi, Nariman Point, Mumbai -400 021 and a Branch Office amongst other places at Corporate Finance Branch, Chander Mukhi, Ground Floor, Nariman Point, Mumbai -400 021, (hereinafter referred as "BANK" which expression shall unless repugnant to the subject or context thereof be deemed to mean and include its Successors and Assigns) of the Second Part,

WHEREAS:

1)	The Borrower is a Limited Company, incorporated, interalia, for the purpose of Subscriber Acquisition cost viz the cost of consumer premises equipments (CPE) Consisting of Set Up box, outdoor unit and smart card, Cost of CPE inventory build up and other General Capital Expenditure and has approached the Bank for a Term Loan of Rs. 100 Crore (Rupees One Hundred Crore Only).

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2)	At the request of the Borrower, BANK vide their sanction letter No. CFB/NP/2012- 13/765 dt 20th February 2013 (Copy of the sanction letter is annexed hereto as "Annexure - 1") sanctioned to the Borrower a Term Loan of Rs. 100 Crore (Rupees One Hundred Crore Only Crores Only ) (hereinafter referred to as "the Said letter of Sanction”, which expression shall include all amendments made by BANK from time to time, in the said letter of sanction and shall include all fresh and new letter of sanction issued from time to time by the BANK), in aggregate on the terms and conditions as set out therein for the purposes of for the purpose of Subscriber Acquisition cost viz the cost of consumer premises equipments (CPE) Consisting of Set Up box, outdoor unit and smart card, Cost of CPE inventory build up and other General Capital Expenditure as set out in the Borrower’s application to the Bank (hereinafter referred to as "the said Project"):

NOW, THEREFORE, IT IS AGREED AS FOLLOWS:-

ARTICLE I

1.1	The Borrower’s Application dated 18.12. 2012 made to the Bank and the subsequent correspondence (hereinafter collectively referred to as "the Borrower’s Proposals") shall be deemed to constitute the basis of this Agreement and the Term Loan as hereinafter stated, and the Borrower hereby warrants the correctness of each and every statement and particulars therein contained and undertakes to carry out the particulars therein contained and undertakes to carry out the Borrower's proposals therein set forth.

1.2	The Borrower hereby declares and confirms that the Term. Loan of Rs.100 crores shall be governed by the terms and conditions of the Letter of sanction.

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1.3	DESCRIPTION OF PROJECT:

The Borrower is at present in the process of acquiring subscriber for its D2H services on PAN India Basis and in order to, part finance the Project cost and to meet the funding requirement towards subscriber acquisition cost viz the cost of consumer premises equipment(CPE) consisting of set op box, out door unit and smart card the Borrower has interalia, requested the Bank to provide a Rupee Term Loan facility of Rs. 100 Crore (Rupees One Hundred Crore Only).

1.4	AMOUNT:

The Borrower agrees to borrow from the Bank and the Bank agrees to lend to the Borrower, Term Loan facility of Rs. 100 Crore (Rupees One Hundred Crore Only), in Indian Rupees on the terms and conditions contained herein and the sanction letter of the BANK

1.5	INTEREST:

i.	The Borrower undertakes to pay to BANK interest on the Said Loan at the rate specified in the FIRST SCHEDULE hereunder. The above would be subject to change from time to time in accordance with the changes in the Base rate/ spreads announced by the BANK and Reserve Bank of India directives/ policy guidelines of the BANK.

ii.	The Borrower further undertakes to pay interest payable/ compounded at monthly rests during the currency of the Loan in such manner as may be specified by the BANK to the Borrower.

iii.	All interest which shall during the continuance of this Agreement accrue due on the Loan or any part thereof and for the time being remaining unpaid, and all other monies which have become payable under this Agreement shall, in case the same be not paid on the dates on which they become due, carry further interest at the rate of 2% over and above the aforesaid interest payable by the Borrower for the period of default, shall become payable.

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iv.	All such interest and further interest shall stand secured under the security created/to be created in terms of Article II hereof.

v.	The Bank reserves the rights to revise the interest rates in case of downgrading of Credit Risk Rating of the Borrower even during the reset period.

vi.	The interest rates/spread will be reset on completion of one year from the date of first disbursement and every year thereafter and the revised rates will be fixed from time to time in accordance with BASE Rate prevailing at the relevant time as per Reserve Bank of India guidelines and /or policy guidelines of the Bank.

vii.	In the event of any adverse change in the Credit Risk Rating of the Borrower, non compliance of the terms and conditions of sanction, any cost or time overrun in the project or any other adverse changes in the project parameters during the implementation period/change in the policy guidelines of the Bank/RBI directions, Bank reserves the rights to reset the spread and Base Rate on floating basis.

viii.	Notwithstanding anything stated hereinabove, the Bank reserves its right to revise the spread over the Base Rates for fixing the interest rates if the Reserve Bank of India revises the standard/guidelines on Assets provision and/or enhances the risk weights for the assets.

1.6	TERMS OF DISBURSEMENT:

The disbursement of the said Loan will be released as mentioned hereunder and for the purposes as set out in the Loan Application and in accordance with the draw down schedules as detailed there under and/or submitted by the Borrower to the Bank and the normal banking practice of the BANK.

✓	Long Term Loan of Rs. 1,200 Crore is envisaged to get disbursed in maximum 24 tranches of Rs. 50 crore each during FY13 and FY14 as under:

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	FY13		FY14		FY15	Total
	Q3	Q4	Q1	Q2	Q1
Amout (Rs. Crore)	350.00	400.00	250.00	150.00	50.00	1,200.00

Loan availability period is stipulated at 2.5 years and Company may avail disbursement in tranches - Company to submit CA certificate of that effect.

Notwithstanding what is stated hereinabove, the Borrower hereby agrees that the loan is sanctioned by the Bank on the clear understanding that the Bank hereby reserves its rights to alter/modify the terms and conditions of the sanction of the loan and/ or to stop making further advances and/or cancel the loan and/or recover the Loan in part/full at any time without any prior notice and without assigning any reasons even though the said loan has not been fully availed of by the Borrower and that any advance/disbursement made by the Bank under the Loan shall be repayable by the Borrower on demand by the Bank.

1.7	PROJECT COST AND FINANCING PLAN:-

			(Rs. In Crore)
Cost of Project	Rs. 2410.69	Total Debt	1200.00 *
T/L from our Bank	Rs. 100.00	DE Ratio	1.90:1
		IRR	13.31
Margin (excluding internal accruals)	26.13%*	Proposed Share	8.33%
Maximum DSCR	3.07
Minimum DSCR	1.47	Avg DSCR	2.34

*	Out of Total Debt of Rs. 1200.00 Crore, Share of Central Bank of India Rs. 100.00 Crore

**	The Means of Finance for the Projects includes Equity (IPO), Internal Accruals and change in net current assets (Advances from subscribers).

Financing plan

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3 year business plan financing of Rs.2411 crore, to be financed by way of Rupee Term Loan of Rs.1200 crore (Rs.750 crore in FY 2013, Rs.400 cr in FY 2014 and Rs.50 crore in FY 2015), Rs.630 crore in the form of equity capital through IPO and Rs.581 crore in the form of internal accruals & decrease in net current assets of the Company.

(a)	Notwithstanding anything to the contrary contained in this Agreement, the Borrower agrees that during the implementation period of the project, the Facility shall be repayable by the Borrower on demand being made by the BANK at any time.

(b) The Borrower agrees that the BANK shall have the right to conduct a review of the project at any time, during implementation, and before completion, of the project. The Borrower agrees that:-

(i).	If a result of such review, the BANK determines that the Borrower has implemented/is likely to implement the Project within the Project Cost and in accordance with the Financing plan and has commenced/is likely to commence commercial operation by the Completion Date, then the Borrower shall repay the principal amounts of the Facility on the dates set out in the repayment schedule as set out in Second Schedule hereto or such other dates as may be specified by the BANK.

(ii).	If, however, as a result of such review the BANK determines that the Borrower has not implemented/nor likely to implement the Project within the Project Cost and/or in accordance with the Financing plan and /or the Borrower has not completed/nor is likely to complete by the Completion Date, the BANK shall have the right to require the Borrower to revise the cost of the Project, means of financing Completion Date as also to revise the repayment schedule as a set out in SECOND SCHEDULE hereto and stipulate such additional conditions as the BANK may, in their absolute discretion, deem fit and to require the Borrower to take such other measures as may be stipulated by the BANK in the light of the revised cost of the Project/means of financing, Completion Date. Unless otherwise agreed to by the BANK, the Facility would continue to be repayable on demand until the Borrower complies with the stipulated terms and conditions to the satisfaction of the BANK and completes the project and the Borrower shall repay the Facility in accordance with the repayment schedule as may be stipulated by the BANK which repayment Schedule shall be final and binding on the Borrower.

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(iii).	The Borrower hereby undertakes to execute necessary affidavits/ undertakings/certificates as may be required by the Bank, from time to time, certifying that the funds comprising of entire amount of loan/facility/sum due/amount outstanding in the account have been used exclusively for the purpose for which they were obtained and the proceeds of the loan/investments in the project have not been diverted/siphoned off and also that no misrepresentation has been caused of any king or accounts have been falsified/any fraudulent transactions have been carried out by the Borrower etc.

1.8	REPAYMENT:

The Borrower shall repay the Loan in the manner as set out in the SECOND SCHEDULE. The BANK shall be at liberty to specify different dates of payment of the principal amount of the Loan than those specified herein for any part of the Loan and the Borrower undertakes to pay the same accordingly. In the event of any default in the payment of principal or interest the postponement, if any, allowed by the BANK (the BANK shall be entitled at their absolute discretion to refuse or allow) penal interest shall be payable by the Borrower @ 2% above the rate of interest charged for the Loan or such rates of interest as may be decided by the BANK from time to time. If for any reason the amount finally disbursed by the BANK out of the Loan is less than the amount of the Loan, the repayment of the Loan shall stand reduced proportionately but shall be payable as provided in Second Schedule.

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The Borrower hereby undertakes to make good any shortfall in the cash flow/surplus due to not achieving projected level of operations or inadequate cash generations or for any other reasons from their own sources to meet the repayment obligations to the Bank.

The Borrower shall maintain Escrow account with the Bank and shall credit all the project related transactions to the Escrow account on the terms and conditions acceptable to the Bank

1.9	PREPAYMENT

Any prepayment of the term loan will be subject to payment of prepayment premium @ 2%p.a. of the pre-paid principal. Provided that no pre-payment premium would be payable to the Bank, if

•	The interest spread is increased on interest rest dates and the same is not acceptable to the company, the company shall have the option to prepay the outstanding debt within. 90 days of receipt of advice from Bank

•	The prepayment is at the instance of the Bank

1.10	PENAL INTEREST ON DEFAULTED AMOUNTS:

In case of default in payment of principal, interest or any other monies payable by the Borrower to BANK under this Agreement, the Borrower shall pay interest on the defaulted amounts/interest, at the rate of 2% p.a. above the rate of interest specified in the first Schedule or as per the BANK's rates prevailing from time to time for the period of default payable/compounded at monthly rests and all such defaulted amounts and Penal Interest which have become payable but not paid, shall stand secured under the security created/to be created in terms of Article II hereof PROVIDED that nothing contained in this Clause shall entitle the Borrower to make any default, or delay in payment of principal and interest or any other monies payable by their respective due dates,

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1.9	PENAL INTEREST ON OTHER DEFAULTS (ADDITIONAL INTEREST)

Disbursement's made pending creation of security within the stipulated time period, as specified in Security Clause shall carry additional interest @ 1% p.a. over and above the applicable interest rate from the expiry of the stipulated period till the creation of such security.

The amount shall be payable on demand and in. absence of any such demand, on the next interest payment date falling after the stipulated date till the security is created.

1.10	UPFRONT FEES/PROCESSING CHARGES/FEES etc.

The Borrower shall pay to the Bank, one time non refundable & non adjustable upfront fee of 0.15% (plus applicable taxes and cess) on the amount agreed to be granted under the Rupee Term Loan Agreement on or before the date of signing of the Rupee Terra Loan Agreement.

1.11	TAXES, LEVIS AND DUTIES:

All interest, fees, charges, commission, discount as described hereinabove shall be paid net of all taxes, levies and duties etc. and any taxes, levies and duties payable shall be paid by the Borrower, in addition thereto.

1.12	MARGIN:

The Borrower shall at all times maintain an overall margin of 26.13% or at such other rates against the cost of the fixed assets to be acquired for the project.

1.13	APPROPRIATION OF PAYMENTS:

Unless otherwise agreed to by BANK any monies payable under this Agreement and made by the Borrower shall be appropriated by BANK in the following manner, namely:

i)	First towards costs, charges, expenses and other moneys payable;

ii)	Secondly, towards Penal Interest;

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iii)	Thirdly, towards Interest; and

iv)	Lastly, towards repayment of installments of principal due and payable under this Agreement.

ARTICLE II

2.1	SECURITY FOR THE LOAN:

The Rupee Term. Loan, together with interest thereon, further interest, liquidated damages, costs, expenses and all other monies whatsoever, shall be secured by way of first pari passu charge on

•	All Movable/Immovable Asset of the Company (both present as well as future) on pari-passu with existing term lenders.

•	First: Charge on the Escrow Account

•	Assignment of all Government Authorisation, Licenses, Contracts relating to transponder capacity etc,

•	Assignment of all Insurance Policies of the borrower on paripassu basis

•	Assignment of DTH license, on pari passu basis with existing term lenders

AND

DSRA for 1 quarter's debt service payment (Principal + Interest) to be created latest by January 1, 2015

The Borrower is allowed 3 months time from the date of first disbursement for availing NOC from the existing lenders and perfect the security. Further the borrower is allowed another 3 months time for assignment of DTH licenses.

The Borrower hereby agrees and undertakes to execute all the necessary documents, deeds writings and do all such acts as may be required/ called upon to do to create a valid mortgage/hypothecation/assignment of the said immoveable properties and assets described hereinabove to secure the term loan of Rs. 100 Crores in the mode and manner acceptable to the Bank and also arrange to file necessary forms/applications with Registrar of Companies and/or such other authorities for registration of the charges so created and also to submit to the Bank charge registration certificates.

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In the event of the Borrower's default/delay in creation/perfection of the Securities as provided hereinabove, the Borrower shall without prejudice to the rights and remedies of the Bank as provided hereunder, pay Penal/default interest at the rate of 2% above the rate of interest specified in the First schedule or as per the Bank's rates prevailing from time to time for the period of default commencing from completion of 6 months from the date of first disbursement, payable/compounded at monthly rests, and all such Penal interest which have become payable but not paid, shall stand secured under the security created/to be created in terms of this Article-II hereof PROVIDED that nothing contained in this clause shall entitle the Borrower to make any default or delay in creation/perfection of securities in favour of the Bank.

2.2	GUARANTEE

The Borrower shall procure and furnish to The Bank before any disbursement by The Bank under the Facility, irrevocable and unconditional joint and several guarantee from M/s Solitaire Appliances Pvt.Ltd, M/s Platinum Appliances Pvt. Ltd and M/s Greenfield Appliances Pvt. Ltd., Shri Venugopal N. Dhoot and Shri Pradipkumar N. Dhoot (collectively referred to as “the Guarantor(s)”) for the due repayment/payment of the Facility, all interest thereon and other monies payable by the Borrower in respect of the Facility, in a form prescribed by The Bank. The Borrower shall not pay any guarantee commission to the Guarantors.

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The Borrower shall ensure that the Guarantor observe all the covenants, terms, conditions, restrictions and prohibitions of the guarantee(s) and agrees that any violation of the same by the Guarantor shall constitute an Event of Default under this Agreement and The Bank shall be at liberty to recall the Facility and enforce the rights and remedies available to them under the Transaction Documents or otherwise.

ARTICLE III

3.1	BORROWER'S WARRANTIES:

Save and except to the extent already disclosed in writing by the Borrower to BANK the Borrower hereby warrants and undertakes as follows

a)	DETAIL SPECIFIED IN THE LOAN APPLICATION:

The Loan Application of the Borrower to the BANK contains an accurate details of the Borrower’s program for financing and executing it, except as approved by the BANK immediately prior to the execution of this Agreement, and the information furnished by the Borrower to the BANK from time to time is true and correct and shall be deemed to form a part of the representations and warranties on the basis of which BANK has sanctioned the Loan and the terms and conditions on which BANK has sanctioned the loan shall also be deemed to form part of this Agreement.

b)	DISCLOSURE OF ANY MATERIAL CHANGES

Subsequent to the loan application to the BANK, the Borrower has not made any material changes in the details provided in the loan application, the line of activity, the management set-up, scheme of finance except as approved by the Bank from time to time, immediately prior to the execution of this Agreement.

c)	INFRINGECMENT OF LOCAL LAWS

No suit is pending in any court of law in respect of the security offered to BANK nor has the Borrower been served with any notice for infringing the Director / Authorised Signatoryprovisions of any Municipal Act or any Act relating to local bodies or Gram Panchayats or with any other process under any of these Acts.

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d)	DUE PAYMENT OF PUBLIC AND OTHER DEMANDS:

The Borrower has filed all tax returns which are required to be filed and has paid all public demands such as Income Tax, Corporation Tax and all other taxes and revenues and any other statutory dues payable to the Central or State Government or to any local or other authority and that at present no arrears of any taxes, revenues and dues are due and outstanding except for those demands which are in dispute and are subject to appellate proceedings.

e)	LICENSE

The Borrower has obtained and produced where applicable, or undertakes to obtain and produce relevant licenses and undertakes that the Licenses shall be kept valid to the satisfaction of the BANK.

f)	CONSENTS AND LICENSES:

The Borrower undertakes to satisfy the Bank that all consents, licenses, approvals etc. as are necessary for the implementation of the said project, have been duly obtained/shall be obtained from the Central Government, State and/or other authorities concerned and shall be effective and be in force at all material times.

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g)	ARRANGEMENT FOR MEETING SHORTFALL:

The Borrower hereby undertakes, to meet the shortfall if any for completing the project. The funds brought in to meet the shortfall by the Borrower for completing the project shall be in such form and manner and on such terms as may be required by BANK and the Bank shall not dilute its charge or lien or other interest in the mortgaged/hypothecated assets of the Borrower. In the event of such funds being brought in by way of unsecured loans or deposits they shall not be withdrawn nor shall the Borrower repay the same without the prior written approval of the BANK. The Borrower shall also not pay any interest on such unsecured loans or deposits if at the time of such payment, there is a default in the payment of installments of principal amounts of the Loans and/or interest due and owing by the Borrower to the Bank under this Agreement.

h)	COMPLIANCE OF PROVISIONS OF COMPANIES ACT, 1956, IN RELATION TO BORROWINGS:

The Borrower states and confirms that the Loan is within the Borrowing limits of the Borrower and that no permission or approvals save those already obtained by the Borrower have to be obtained in order to borrow the Loan from the BANK.

i)	DELIVERY OF THE BOARD RESOLUTION AUTHORISING EXECUTION OF DOCUMENTS:

The Borrower has delivered a certified copy of the resolution of its Board of Directors approving and authorising the execution of this Agreement and also such other documents as may be required by BANK for the purpose of creating the security in favour of the Bank as stipulated in Article II thereof.

j)	CONFLICT WITH MEMORANDUM AND ARTICLES OF ASSOCIATION:

Nothing in this Agreement conflicts with the Memorandum and Articles of Association of the Borrower.

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k)	CORPORATE STATUS:

The Borrower is duly organized and incorporated under the Companies Act, 1956, with perpetual corporate existence and has the corporate power and authority to own its properties and to transact the business in which it is engaged or presently proposes to engage.

l)	CORPORATE POWER AND AUTHORITY:

The Borrower has the corporate power to borrow and to execute, deliver and carry out the terms and provisions of this Agreement, and all instruments and documents delivered by it pursuant to this Agreement, and the Borrower has taken or caused to be taken all necessary corporate action (including but not limited to, the obtaining of any consent of shareholders required by any law or by its Articles or Memorandum of Association to authorize the execution, delivery, and performance of this Agreement, the borrowing hereunder, and the execution, delivery, and performance of the instruments and documents delivered or to be delivered by it pursuant to this Agreement.

m)	NO VIOLATION OF AGREEMENT:

The Borrower is not in default under any indenture, mortgage, deed of trust, agreement or other instrument to which it is a party or by which it may be bound. Neither the execution of this Agreement, or any of the instruments and documents to be delivered pursuant to this Agreement, nor the consummation of the transactions herein and therein contemplated, nor compliance with the provisions hereof or thereof will violate any law or regulation, or any order or decree of any court of governmental instrumentality, or will conflict with or result in the breach of, or constitute a default under any indenture, mortgage, deed of trust, agreement or other instrument to which the Company is a party or by which it may be bound or result in the creation or imposition of any lien, charge, or encumbrance upon any property of the Borrower thereunder, or violate any provision of the Articles or Memorandum of Association of the Borrower.

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n)	NO BURDEN SOME AGREEMENTS:

The Borrower is not a party to any agreements or instruments or subject to any corporate restriction (including any restriction set forth in its Articles or Memorandum of Association) materially and adversely affecting its operations, business, properties or financial condition.

o)	CORRECT INFORMATION:

The information furnished by the Borrower in connection with this Agreement or pursuant hereto or in any other Agreement, deed or writing executed between the Borrower and BANK does not contain and will not contain any untrue statement and does not fail and will not fail to state any fact, the failure of which make or will make the statements (herein or therein) in the light of circumstances under which they are made, misleading and all impressions of expectation, intentions belief and information contained herein and to be contained therein, have been and will be honestly made on reasonable grounds after due and careful inquiry by the Borrower.

p)	DEFAULTER'S LIST

Neither the Borrower or their Directors, their associates/group concerns and the Guarantor figure in any list of "Willful Defaulters" circulated by the Reserve Bank of India or any Bank and Financial Institution or the caution list issued by Reserve Bank of India/Export Credit Guarantee Corporation/Director General of Foreign Trade etc.

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q)	The Borrower represents and warrants that:-

(i).	None of their directors is a director or specified near relation of a director of a banking company.

(ii).	None of their directors is a director or specified near relation of any officer of the Bank, and

(iii).	Borrower or their directors are not facing any litigation which have been initiated by other financiers including Banks.

(iv).	None of their directors are disqualified under Section-274 of the Companies Act, 1956.

ARTICLE IV

4.1	CONDITIONS PRECEDENT TO THE DISBURSEMENT/DRAWDOWN:

Notwithstanding anything to the contrary contained herein the BANK shall not be obliged to disburse the Loan unless and until the Borrower fully complies with terms and conditions of sanction letter and also the following Preconditions.

FOR FIRST DISBURSEMENT

(a)	Borrower shall give unconditional acceptance of terms and conditions as per letter of sanction, which shall form part of documentation and be placed on bank records. Any contravention of terms and conditions shall trigger the penal interest and or recall clause at the option of the Bank.

(b).	The Borrower shall pass resolution under Sec. 293 (l)(d) of the Company Act 1956. A confirmation under Section 292(5) of the companies Act should be obtained to the effect that the powers of the directors in respect of borrowing has not been restricted / withdrawn in the General Body Meeting. For creation of First charge over fixed assets necessary resolution under sec 293(1) (a) shall be passed in the General Body Meeting. Certified True copies of the Resolution shall be submitted to the Branch.

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(c).	Execution of necessary documents as per extant guidelines of the bank and registration of the necessary charge to the ROC.

(d).	Payment of stipulated upfront fees.

(e).	The Borrower to submit Chartered Accountants certificate giving project repayments of various term lenders.

ARTICLE V

COVENANTS AND TERMS TO APPLY DURING THE CURRENCY OF THIS AGREEMENT

5.1	PARTICULARS AFFIRMATIVE COVENANTS:

The Borrower hereby agrees that until the Loan or any interest thereon or any cost, charges, expenses or any other monies remains payable hereunder by the Borrower to the BANK, the Borrower shall:

(a).	COMPLIANCE WITH TERMS OF SANCTION

At all times abide by and comply with the terms and conditions of sanction letter of the BANK.

(b).	RepaymEnt OF THE TERM LOAN TO OTHER BANKS/ FINANCIAL INSTITUTIONS:

repay the amount of Term Loans if any to the other Banks/ Financial Institutions with due diligence and efficiency and in accordance with sound financial and business practices.

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(c).	CORPORATE EXISTENCE:

Maintain its corporate existence and right to carry on operations and take all steps necessary to renew all rights, powers, privileges, concessions, which are necessary or materially useful in the conduct of its business.

(d)	UTILIZATION OF LOANS:

Use the proceeds of the Loans for the purpose of the implementation of Project undertaken by the Borrower. The Borrower further undertakes not to invest the loan proceeds in shares, stock markets operations, purchase of lands/immovable property or for any other speculative activities.

The Borrower hereby agrees and undertakes that the Loan is not being availed/will not be availed for any activities relating to producing or consuming Ozone Depleting Substances, in terms of Montreal Protocol to which Government of India is a party. Further that the Project/ Borrower are compliant with various environment laws and has obtained all relevant environmental clearances for the proposed project. That the Borrower has instituted and shall from time to time institute appropriate monitoring, evaluation and reporting process and confirms that the project does not/ shall not have any negative environment or social impact and appropriate corrective measures shall be taken as recommended by relevant authorities

(e)	INSURANCE:

(i)	At its own expense, insure and keep insured up to the replacement value thereof as approved by BANK the said immovable properties and also the assets charged to the Bank along with agreed Bank Clause against fire, theft, lightning, explosion, earthquake, flood, riot, strike, civil commotion, tempest, storm, erection risk and war risk and such other risks as may be specified by the Bank and shall duly pay all premium and other sums payable for that purpose. The Borrower shall deposit and keep deposited with the Bank the insurance policies and renewals thereof and the receipts for the premia paid therefor;

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ii)	In the event of failure on the part of the Borrower to insure the said immovable properties and also the assets or to pay the insurance premium or other sums referred to above, BANK may but shall not be obliged to, get the said immovable properties and also the assets insured or pay the insurance premium and other sums referred to above, as the case may be and the Borrower shall forthwith on receipt of a notice of demand from the Bank reimburse them all sums so paid by them together with interest thereon, at the same rate as specified in Article 1.1 hereof with monthly/ quarterly rests from the date of payment and until such reimbursement by the Borrower, the same shall be debited to the Borrower's Loan account and shall stand secured under the security created or to be created in terms of Article III hereof;

iii).	All monies received under, or by virtue of, any such insurance as aforesaid shall be applied towards replacement of the assets in respect of which Insurance claim Proceeds are received or the payment of the monies payable by the Borrower to BANK hereunder;

i)	First towards costs, charges, expenses and other moneys payable;

ii)	Secondly, towards Penal Interest;

iii)	Thirdly, towards Interest; and

iv)	Lastly, towards repayment of installments of principal due and payable under this Agreement;

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(f)	CHANGES:

Promptly notify BANK of any proposed change in the repayment of the Term Loan to the Financial Institutions and of any event or condition which might materially and adversely affect or result in substantial over run in the original estimates. No proposed change in the repayment of the Term Loans if any to the Financial Institutions shall be implemented or funds committed therefor unless the prior written approval of BANK have been obtained.

(g)	ADVERSE CHANGES IN THE PROJECT:

Promptly inform BANK of the happening of any labour strikes, lock out, shut downs, fires or other similar happenings or events likely to have an adverse effect on the Borrower's said project or their profits or business with an explanation or the reason therefor and corrective steps taken.

(h)	CONTRACT CHANGES:

Obtain prior concurrence of BANK to any material modification or cancellation of the Borrower’s agreements with its machinery suppliers, technical consultants and suppliers.

(i)	MAINTENANCE OF THE MORTGAGED/HYPOTHECATED PROPERTY/ASSETS

The Borrower shall maintain and keep the said immovable properties and the assets in good condition and to ensure that the value of such properties do not depreciate save and except for normal wear & tear.

(j)	NOTICE OF WINDING UP OR OTHER LEGAL PROCESS:

Promptly inform BANK if they have notice of any application for winding up having been made or any statutory notice of winding up under the provisions of the Companies Act, 1956 or any other notice under any other Acts or otherwise of any suit or legal process intended to be filed or initiated against the Borrower’s title to the properties and assets of the Borrower or if a Receiver is appointed of any of its properties or business or undertaking or if any notice has been received under the Companies Act, 1956, or any other enactment claiming inspection of the books of account and records of the Borrower by any public officer.

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(k)	FINANCE STATEMENTS AND OTHER INFORMATION:

The Borrower shall submit to the BANK

(i)	Every year a certificate from the Statutory Auditor of the Borrower certifying that the Promoters have not transferred/assigned their shareholding in the Borrowing Company.

(ii)	Promptly upon receipt thereof, copies of all financial reports if any, submitted to the Borrower by its Auditors, financial statements in connection with each annual or interim audit of their respective books by such Auditors within (90) days from the dates to which the Financial statements relate to;

(iii)	Promptly upon the issuance thereof copies of all reports to or from any governmental agency or any stock exchange and all reports, notices, or statements sent to its shareholders;

(iv)	Promptly upon the receipt thereof by the Borrower all letters, notices, petitions plaints and other documents relating to any suit, action, petition litigation or other legal proceeding of any nature whatsoever commenced by or proposed to be commenced by or against the Borrower;

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(v)	Promptly such other information respecting the business operations and financial condition of the Borrower as BANK may from time to time request The Bank is hereby authorized to deliver a copy of any financial statement or any other information relation to the business, operations or financial conditions of the Borrower which may be furnished to them or come to their attention pursuant to this Agreement or otherwise, to any regulatory body or agency having jurisdiction over BANK or to any person which shall, or shall have any right or obligation to succeed to all or any part of the Bank interest under this Agreement and any security provided pursuant hereto;

(1)	FINANCIAL COVENANTS

The Borrower shall always maintain the following financial ratios:-

•	Total Debt to Contributed Equity of note more than 2

•	Fixed Asset Coverage Ratio not less than 1.25

The financial covenants shall be tested annually commencing from the year commencing from FY 2015 with refrence to the year end audited financial statements of the company. The Company shall pay penal interest @ 1% p.a, on the RTL outstanding, in the event of any adverse deviation of more than 10% from the levels stipuated as above [to be calculated at the end of each financial year)

(m)	APPOINTMENT OF KEY PERSONNEL

The Borrower shall appoint qualified and experienced key functional areas of the Borrower to the satisfaction of the BANK.

(n)	BOOKS AND RESEVERS:

The Borrower shall;

(i)	Maintain at all times true and complete books, records and accounts in which true and correct entries shall be made of its transactions in accordance with generally accepted accounting principles consistently applied and consistent with those applied in the preparation of its financial statements; and

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(ii)	By means of appropriate quarterly entries, reflect in its accounts and in all financial statements furnished to BANK pursuant hereto proper liabilities and reserves for all taxes and proper reserves for depreciation, renewals and replacements, obsolescence and amortization of its properties and bad debts all in accordance with generally accepted accounting principles consistently applied, as above described.

(o)	FURTHER ASSURANCES:

The Borrower shall, at its cost and expense, upon request of BANK duly execute and deliver to BANK such further instruments and do and cause to be done such further acts as may be necessary or proper in the opinion of the Bank to carry out more effectually the provisions and purposes of this Agreement and the security created or to be created pursuant hereto.

(q)	EXTERNAL CREDIT RATING

The Borrower shall at its cost and expenses get the external credit rating within six months from the date of first disbursement, failing which penal interest @1% will be charged on the outstanding amount. The borrower shall also get itself re-rated from an agency acceptable to BANK afterwards every year as on 31st March and submit the same within 6 months from the date of closure of financial year. The BANKs reserve its rights to reappraise the loan and other facilities on the basis of rating of External Credit Rating Agency and on account of failure of the Borrower in obtaining the external credit rating within the stipulated time limit. The Borrower shall pay penal interest @ 1% p.a. above the rate described in the First Schedule hereunder for any delay/default in compliance PROVIDED however, that nothing contained herein shall entitle that Borrower to delay/default: compliance with this covenant.

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5.2         IMPOSTS, CHARGES AND OTHER EXPENSES:

(i)         The Borrower shall duly pay and discharge, (a) all taxes, assessments and governmental charges upon or against the Borrower or its properties or assets prior to the date on which penalties attach thereto, and (b) all lawful claims, whether for tort damages, labour, materials, supplies, services, repairs, wages or otherwise, which might or could if unpaid become a lien or charge upon the properties or assets or the Borrower;

(ii)        The Borrower shall pay all costs, and expenses in anyway incurred by BANK including travelling and other allowances and such additional stamp duty, to pay duties, taxes, charges and other penalties if and when the Borrower is required to pay according to the laws for the time being in force in the State in which its properties are situated or otherwise and the Borrower shall also pay any stamp duty, additional stamp duty, penalty, fine, registration charges and all other costs, charges and expenses incurred or payable in the event any document relating to the security created or to be created in terms of Article II hereof;

(iii)       In the event of the Borrower failing to pay the monies referred to in sub- clause (i) and (ii) above, BANK will be at liberty (BUT SHALL NOT BE OBLIGED) TO PAY THE SAME AND THE Borrower shall forthwith on receipt of a notice of demand from the Bank reimburse them all sums so paid by them together with interest thereon at the same rate as provided in the First Schedule hereof with monthly/quarterly rests from the date of payment and until such reimbursement by the Borrower, the same shall be debited to the Borrower’s loan account and shall stand secured under the security created/to be created in terms of Article II hereof.

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5.3	FURNISHING OF DOCUMENTS EXECUTED IN FAVOUR OF OTHER BANKS AND INSTITUTIONS:

The Borrower shall furnish to the BANK certified copies of all documents in respect of arrangements made or to be made with Bankers, Financial Institutions or others for financing the said project and the Borrower shall ensure that there is no provision in those documents which is inconsistent with this Agreement,

5.5	IMPORTANT MATTERS TO BE PLACED BEFORE THE BOARD:

The Borrower shall ensure that all important matters are submitted to the Board of Directors for its consideration or decision. Any matter which may be specified by BANK shall be submitted to the Board together with all information, particulars and papers pertaining thereto in such form, manner and within such time as may be required by the Bank.

The Borrower agrees that BANK, shall have the right to appoint, whenever they consider necessary, any person, firm, company or association of persons engaged in technical management or any other consultancy business to inspect and examine the working of the Borrower and to report to the BANK. The Borrower shall give full co- operation and provide the necessary assistance to the consultants so appointed in carrying out such examination, The costs, charges and expenses of the examination by the Consultants including their professional fees and travelling and other expenses shall be payable by. the Borrower and shall be reimbursed to the Bank forthwith on receipt of a notice of demand in this behalf. In the event of the failure of the Borrower to make such reimbursement, the said sums shall carry interest at the same rate as provided in the First Schedule hereof with monthly/quarterly rests from the date of payment and until such reimbursement, the said sum shall be debited to the Borrower's loan account and shall stand secured under the security created in terms of Article II hereof.

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5.9	CORPORATE GOVERNANCE PRACTICES:

The Borrower agrees and undertakes to adhere to Corporate Governance Practices in Borrower's business undertaking.

5.10	NEGATIVE COVENANTS:

The Borrower hereby agrees that until the Loan or any interest thereon or any costs, charges, expenses or any other monies remain payable hereunder by the Borrower to BANK the Borrower shall not without the prior written permission of BANK

(a)         COMMISSION:

Pay commission to its promoters, directors, managers or other persons for furnishing guarantees, counter-guarantees or Indemnities or for undertaking any other liability in connection with any financial assistance obtained or to be obtained for or by the Borrower or in connection with any other obligations undertaken for or by the Borrower for the purpose of the said project.

(b)         DIVIDENDS:

Declare or pay or consider the declaration or payment of any dividend to any of its shareholders, whether equity or preference, during any accounting year except out of profits relating to that year unless the Borrower has paid to BANK the installment of principal, interest, commitment charges, costs, charges and other monies payable under this Agreement upto the date on which dividend is proposed to be declared or has made provisions satisfactory to BANK for making such payment. BANK shall have first charge/rights on the profits of the Borrower, after provision for taxation to the extent of the amounts of the term loan facility and all other monies payable by the Borrower to the Bank in respect thereof.

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(c)         CHARGES:

Create or permit the creation of any charge or lien on any fixed assets of the Borrower except as provided in Article II hereof. For the purpose of this clause the term "assets" shall including revenues and property of any kind.

(d)        AGREEMENTS AND ARRANGEMENTS:

Enter into any partnership, profit-sharing or royalty agreement (not including bonus paid to the employees of the Borrower, royalties payable to foreign collaborators in the amounts or rates specified in agreements approved by BANK and the Central Government) or other similar arrangement whereby its income or profits are or might be shared with any other person, firm or company or enter into any management contract or similar arrangement whereby the business and operations of the Borrower are managed by any person, firm or company.

The Borrower shall not create any charge, lien or encumbrances over its undertakings or over part thereof in favour of any Financial Institutes/Bank /Company/Firm or persons.

(e)         AMENDMENTS OF MEMORANDUM AND ARTICLES OF ASSOCIATION:

Amend its Memorandum and Articles of Association or alter its capital structure except as specified herein.

(f)         TRANSFERS:

Except as provided in Article II hereof, transfer, sell , mortgage, pledge charge or create any lien, lease, leave and license or tenancy or otherwise encumber any of the capital or fixed assets of the Borrower or except in the ordinary course of business, part with any of its assets, including machinery stores and machinery spares, both present and future.

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(j)          CHANGES IN CAPITAL STRUCTURE.

Not to effect any changes in the capital structure of the Borrower.

(k)         AMALGAMATION / RECONSTRUCTION

Not to formulate any Scheme of Amalgamation or Reconstruction of any kind;

(1)         EXPANSION / DIVERSIFICATION

Not to implement any Scheme of Expansion/Diversification /Modernization other than incurring routine capital expenditure;

(m)         INVESTMENTS

Not to make any corporate investment or investments by way of share capital or debentures or lend or advance funds to or place deposits with, any other concern except give normal trade credits or place on security deposits in the normal course of business or make advances to employees, provided that the Borrower may make such investments by way of deposits or advances that are required statutorily to be made as per the existing laws of the country or the rules or regulations or guidelines issued from time to time by the Authorities concerned;

(r)          DIRECTOR'S REMUNERATION

Change the practice with regard to remuneration of Directors by means of ordinary remuneration or commission scaling of sitting fees etc.

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PROVIDED HOWEVER THE BORROWER MAY:

(i)          NORMAL TRADE GUARANTEES;

Give norma! trade guarantees or make temporary loans or advances to staff, to contractors or suppliers, in the ordinary course of its business or deposit temporarily its idle funds with its Bankers.

5.11       MANAGEMENT:

(a)          EXISTING ARRANGEMENT:

The Borrower hereby agrees and undertakes that except under the provisions of the Companies Act, 1956, the Directors shall not during the term or terms of their office be removed from their office without the prior consent of the BANK. Further, so long as any moneys remain due and owing by the Borrower to the BANK, the Borrower agrees and undertakes as follows:

(i)          That Promoters shall not transfer/assign their shareholding and the Promoters shall continue to hold shares in the Borrower Company.

(ii)         The Borrower shall not pay any remuneration or commission to the Directors except those fixed or to be fixed by the Government of India from time to time and approved by the BANK;

(ii)         The Borrower shall not, without the prior approval of the BANK, pay any compensation to the Directors in the event of loss of their office for any reason whatsoever, if there is any default on the part of the Borrower in the payment of any installment of principal sum and interest and other monies due and owing by the Borrower to BANK subsisting at the time;

(iii)        The Borrower shall not permit any transfer of controlling interest or make any drastic change in the management operations, The Promoter's shareholdings shall not be diluted below 51% in any case for which the promoters shall submit a suitable non disposal undertaking.

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5.12       LEGAL CHARGES:

The Borrower shall, upon notice from BANK pay or reimburse to the BANK all legal charges, costs and expenses in any way incurred by the BANK for the preservation/protection of the assets of the Borrower or the interest of the BANK in connection with or relating to this transaction including cost of investigation title, searches, travelling allowances, drafting, stamping and registration of the documents. For the aforesaid purpose, the Borrower shall deposit: with the BANK, on account, such amount and within such period as may be required by BANK.

5.13       SET OFF

The Borrower authorises the BANK to apply any credit balance and / or any amount and/or security to which the Borrower is entitled on any account of the Borrower with the Bank in satisfaction of any sum due and payable from the Borrower in respect of the aforesaid facility or any other facility granted by the BANK to the Borrower.

ARTICLE VI

6.1       REMEDIES:

If one or more of the events specified in this Article (hereinafter called 'events of defaults') shall have happened for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by the operation of law or pursuant to or in compliance with any judgment, decree, or order of any court, tribunal or other authority) then the BANK by a notice in writing to the Borrower, may declare the principal, and all accrued interest on the Loan, to be due and payable forthwith and the security created in terms of Article II hereof shall become enforceable and the BANK shall have the following rights (anything in this Agreement to the contrary notwithstanding) in addition to the rights and remedies available in the law to the BANK namely:

(i)	To stop further disbursements from the loan and to cancel the undisbursed portion of the loan.

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AND

(ii)         To withdraw all concessions in rates of interest, charges and fees etc, and charge interest, commission and fees at: normal rates and penal rates

AND

(iii)        To enter upon and take possession of the immoveable properties and all assets of the Borrower as described in FOURTH SCHEDULE hereto; and enforce its rights under Security documents.

AND

(iv)        To transfer the said immoveable properties and assets together with the buildings constructed by the Borrower on the said immoveable properties and Assets more particularly described in FOURTH SCHEDULE hereto by way of lease or leave and license or sale.

AND

(v)         The BANK shall be entitled to without prejudice to the other rights and remedies available to the BANK under this agreement and in law, to invoke Securitization Act 2002, Arbitration Act 1996, Proceedings under DRT or any other recourse available to the BANK in law at the sole discretion in addition to the authority the BANK have been authorized by the Borrower herein to recover the outstanding with all charges etc.

AND

(vi)        to disclose the name of the Borrower and its Directors to Reserve Bank of India and to publish the name of the Borrower/Directors in such manner and through such media as deemed fit by the BANK/RBI,

AND

(vii)       The decision of the Bank whether an event of default has happened shall be conclusive and binding on the Borrower.

AND

(viii)      The Borrower undertakes that upon the Borrower's loan account being identified as "Willful Defaulters" as per guidelines of Reserve Bank of India/the Bank, the Borrower will be debarred from availing credit facilities from the Bank and from floating any new ventures for a period of 5 years from the date the name of the Borrower is disseminated from the list of willful defaulter by RBI. The Borrower further agrees that in the event of any wrong/false information submitted, the Bank may consider appropriate civil/criminal legal proceedings as the Bank may feel fit and necessary,

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EVENTS OF DEFAULT

The following events shall constitute events of default:

(a)          DEFAULT IN COMPLIANCE OF TERMS AND CONDITIONS OF SANCTION:

Borrower has defaulted in compliance with any of the terms and conditions of sanction letter.

(b)          DEFAULT IN PAYMENT OF PRINCIPAL SUM OF THE LOAN:

Default has occurred in the payment of principal as and when the same has become due and payable then and in that event the entire amount due and payable together with interest, penal interest and other charges under the said Facility shall forthwith become due and payable.

(c)          DEFAULT IN PAYMENT OF INTEREST:

Default has been committed by the Borrower in payment of any installment of interest on the Loan and such default shall have continued for a period of 30 days.

(d)          ARREARS OF INTEREST:

Interest amounting to at least Rs. 500/- has been in arrears and unpaid for 30 days after becoming due.

(e)          DEFAULT IN PERFORMANCE OF COVENANTS AND CONDITIONS:

If the Borrower commits a breach of any covenant, conditions, term, warranty or representation under this Agreement or any other agreement between the Borrower and BANK the agreement entered into between the Borrower with any other financial institution or Bank Project documents/Agreement and such default has continued for a period of 30 days after notice in writing thereof shall have been given to the Borrower by the BANK.

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(f)          SUPPLY OF MISLEADING INFORMATION

Any information given by the Borrower in its loan application to BANK for financial assistance, in the Reports and other information furnished by the Borrower in accordance with the Reporting System by the Borrower and the warranties given by the Borrower to the BANK has been found to be misleading or incorrect in any material respect.

(g)          INABILITY TO PAY DEBTS:

If there is reasonable apprehension that the Borrower is unable to pay its debts or proceedings for taking it into liquidation either voluntarily or compulsorily may be or have been commenced in respect thereof.

(h)          INADEQUATE INSURANCE:

If the said immovable properties and assets offered or to be offered as security to BANK for the Loan have not been insured and kept insured by the Borrower or depreciate in value to such an extent that in the opinion of BANK further security to the satisfaction of BANK should be given and on advising the Borrower to that effect such security has not been given to BANK.

(i)          PROCEEDINGS AGAINST BORROWER:

The Borrower voluntarily or involuntarily becomes the subject of proceedings under any bankruptcy or insolvency Law or the Borrower is voluntarily or involuntarily dissolved.

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(j)          INABILITY TO PAY DEBTS ON MATURITY:

The Borrower is unable or has admitted in writing its inability to pay its debts as they mature.

(k)          LIQUIDATION OR DISSOLUTION OF BORROWER:

The Borrower has taken or suffered any action to be taken for its re- organisation, liquidation or dissolution.

(l)          APPOINTMENT OF RECEIVER OR LIQUIDATOR:

A receiver or liquidator has been appointed or allowed to be appointed of all or any part of the undertaking of the Borrower.

(m)         ATTACHMENT OR DISTRAINT ON MORTGAGED /HYPOTHECATED PROPERTIES/ ASSETS:

If an attachment or distraint has been levied on any properties and assets of the Borrower or any pari thereof or certificate proceedings have been taken or commenced for recovery any dues from the Borrower.

(n)          ARRANGEMENT WITH CREDITORS:

If the Borrower convenes a meeting of its creditors or proposes or makes any arrangement or composition with, or any assignment for the benefit of, its creditors.

(o)          INVALIDITY/UNENFORCEABILITY OF THE DOCUMEMTS:

Termination/invalidity or unenforceability or illegality of any of the Borrowing/Security Documents executed by the Borrower in favour of the Director / Authorised Signatory Bank for the Loan including failure of any Security to be valid/perfected Security or other documents/Agreements relating to the Borrower's Project.

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(p)         NATIONALISATION OR EXPROPRIATION:

Nationalization or Expropriation etc. of the Borrower's Assets or Operations.

(q)         MATERIAL ADVERSE CHANGE:

Occurence of any material adverse change in the Project or the Borrower's Operations.

(r)          CHANGE OF LAW:

Change of Law which has any material adverse effect on the Borrower's Project or operations.

(s)          ABANDONMENT OF PROJECT:

Abandonment of the Project by the Borrower at any time or at any stage for any reasons.

(t)          JUDGMENTS;

Judgments of any courts or Tribunals or any other Judicial or Quasi judicial body against the Borrower or any other relevant parties.

(u)         EXTRA-ORDINARY CIRCUMSTANCES:

If extra ordinary circumstances have occurred which make it improbable in the sole opinion of BANK for the said project to be carried out and for the Borrower to fulfill its obligation under this Agreement.

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6.2         NOTICE TO THE BANK ON THE HAPPENING OF AN EVENT OF DEFAULT:

If any event of default or any event which, after the notice, or lapse of time, or both would constitute an event of default has happened, the Borrower shall forthwith give BANK notice thereof in writing specifying the nature of such event of default or of such event.

6.3         EXPENSES OF PRESERVATION OF MORTGAGED/HYPOTHECATED ASSETS OF THE BORROWER:

All expenses incurred by BANK after an event of default has occurred in connection with (i) preservation of the Borrower’s said immoveable properties and assets (whether then or thereafter existing) and (ii) collection of amounts due under this Agreement shall carry interest at the same rate as provided in the First Schedule hereof with monthly / quarterly or yearly rests from the date of incurring such expenditure and all such expenditure together with the interest, shall be debited to the Borrower's loan account and shall stand secured under the security in terms of Article III hereof

6.4         ATTORNEY OF THE BORROWER:

(i)	For all or any of the purposes aforesaid, the Borrower irrevocably constitutes and appoints the Bank to be the Borrower's true and lawful attorney to do and execute for and in the name and on behalf of the Borrower, all or any of the following acts, deeds and things, that is to say;

(a)          To take over and carry on the business of the Borrower and complete any engagements and contracts;

(b)          To sign register, file any application forms, contracts, agreements, transfers, acceptance, receipts, acquaintances, returns and any other documents and to sign and endorse all cheques, promissory notes, bills of exchange, bills of lading, dividend mandates or other orders for payment of money or delivery of property;

(c)          To sell, transfer, assign or deal with any goods and other movables;

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(d)          To demand and receive all debts, sums of money, principal money, dividends, interest and dues of whatever nature;

(e)          To appoint selling agents and if necessary to undertake new kind of activity;

(f)          To realise all the assets whether movable or immovable including the goodwill of the business;

(g)          If considered proper, to wind up the Borrower's business;

(h)          To tender contract for purchase, accept and sign the transfer into the name of the Borrower of any securities, shares, stocks, debentures, funds or any other securities, to apply for and accept allotment of any shares and securities and to sell, endorse, negotiate, transfer and assign any securities which do now or shall hereafter stand in the name of the Borrower or to which the Borrower is now or may at any time hereafter be entitled to demand, receive and collect interest and dividend due or to accrue due on any such securities, shares, stocks, debentures, funds and other securities and apply the proceeds of such sale, endorsement transfer, negotiation and assignment and the recovery of any interest and dividend in satisfaction of any monies due by the Borrower to the BANK and to endorse and transfer all or any such securities, shares, stocks, debentures, funds and other securities which may from time to time or at any time be in the possession of the BANK whether for safe custody or otherwise or held by the BANK as security for any money payable to the said. Bank by the Borrower in respect of any account or general balance of account or otherwise;

(i)          To appoint a proxy or proxies for the purpose of representing the Borrower and voting in meeting or meetings of any Company or Corporation in which the Borrower holds any shares, debentures, stocks, etc.

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(j)          To deal with the assessment of the Borrower in respect of income tax, super tax, wealth tax, gift tax, expenditure tax, capital gains tax and any other taxes on income, revenue or capital and levy of customs and/or excise duties and to apply for and to receive refunds of any such tax or taxes or levy or levies;

(k)          To attend and represent the Borrower before any authority or tribunal and for that purpose to sign execute and deliver all such documents and make all such declarations as may be necessary;

(1)         Generally to act in the premises as fully and effectually with all intents and purposes and to do all things as are necessary and which the Borrower would do if personally present;

(m)          For all and any of the proposes, aforesaid to appoint a substitute or substitutes;

(ii)	The Borrower hereby agrees to ratify and confirm all the acts, things, deeds performed or to be performed by the Bank or their respective nominees or substitutes in pursuance of any of the aforesaid powers and the powers hereby conferred shall not be determined or affected by the fact of the Bank acting personally or through another in the premises;

(iii)        The powers vested in the Bank shall be irrevocable and subsist in favour of the Bank till all the dues of the Borrower to the BANK are fully satisfied.

(iv)        The aforesaid powers under this clause may be exercised by the Bank in its sole discretion but the exercise of the powers is not obligatory on the BANK.

6.5         PASS RESOLUTIONS:

The Borrower shall pass the appropriate resolutions under Section 293 and other relevant sections of the Companies Act, 1956, at the General Meeting of the Borrower to enable BANK to exercise the rights vested upon the BANK in Article VIII and in the other Articles hereof.

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ARTICLE VII

WAIVER

7.1         WAIVER NOT TO IMPAIR THE RIGHTS OF THE BANK:

The rights of BANK under this Agreement are cumulative, may be exercised as often as they consider appropriate and are in addition to rights under general law. The rights of BANK in relation to Loan (whether arising under this Agreement or under the general law) shall not be capable of being waived or varied otherwise than by an express waiver or variation in writing; and in particular any failure to exercise or any delay in exercising any of such rights shall not operate as a waiver or variation of that or any other such right; any defective or partial exercise shall not operate as a waiver or variation of that or any other such right; any defective or partial exercise of any of such rights shall not preclude any other or further exercise of that or any other such right; and no act or course of conduct or negotiation on its part or on its behalf shall in any way preclude it from exercising any such right or constitute a suspension or any variation of any such right or shall not relieve or absolute the Borrower of its obligations.

ARTICLE VIII

EFFECTIVE DATE OF AGREEMENT

8.1         AGREEMENT TO BECOME EFFECTIVE FROM THE DATE OF EXECUTION:

This Agreement shall become binding on the Borrower and BANK on and from the date of this Agreement first above written. It shall be in force till all the monies due and payable under this Agreement to the BANK are fully paid and the Borrower is discharged and released in writing by the BANK.

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ARTICLE IX

MISCELLANEOUS

9.1         ANNUAL REVIEW:

The loan shall be reviewed by the Bank on annual basis and the Borrower undertakes to pay Bank's annual review fees as and when due and payable

9.2         PLACE AND MODE OF PAYMENT BY THE BORROWER:

All monies due and payable by the Borrower to BANK under or in terms of this Agreement shall be paid at Mumbai, by cheque or bank draft drawn in favour of THE BANK and shall be so paid as to enable the BANK to realize at par the amount sought to be paid on or before the due date to which the payment relates. Credit for all payments by cheque/bank draft will be given only on realization thereof by THE BANK or on the due dates to which the payment relates whichever is later.

9.7         SERVICE OF NOTICE:

Any notice or request required or permitted to be given or made under this Agreement to BANK or to the Borrower shall be in writing. Such notice or request shall be deemed to have been duly given or made when it shall be delivered by hand, mail, telegram, telex or fax to the party to which it is required or permitted to be given or made at such Party's address specified hereinabove or at such other address as such party shall have designated by Notice to the party giving such notice or making such request.

9.8         ASSIGNMENT:

It is expressly agreed that BANK shall be at liberty to assign the benefit of these presents without the consent of the Borrower and the Borrower irrevocably consent to the same. The Borrower undertakes as and when called upon by the BANK to execute and/or join in execution of the documents or assurances as the BANK may require for effectuation of such assignment.

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ARTICLE X

CONDITIONAL APPROVALS

10.1       APPROVALS MAY BE GIVEN CONDITIONALLY

Any approval, consent or permission required to be given hereunder or under any other agreement by BANK to the Borrower may be given unconditionally or may be given subject to such condition as BANK deem fit, and in the latter event, the Borrower undertakes to abide by and comply with all the conditions which may be imposed by BANK without any objection, conditions or dispute.

ARTICLE XI

INCREASED COSTS

11.1       COSTS INCURRED BY BANK DUE TO ANY LAW Etc.:

The Borrower shall reimburse to BANK on demand for all costs incurred and reductions in amounts received or receivable, as determined by BANK which are attributable to the Loan or any part of it or to the performance by the BANK of its obligations under this Agreement and which occur by reason of the promulgation of any law, regulation or treaty or any change therein or in the interpretation thereof or by reason of compliance by the BANK with any direction, requirement or request (whether or not having the force of law) of any Governmental authority, including without limitation any such COSTS or reduction resulting from:

(a)	The imposition or amendment of any tax or

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(b)	The imposition or amendment of any reserve, special deposit or similar requirements against the assets of, liabilities of, deposits with or for the account of, or Loans by the BANK.

ARTICLE XII

INDEMNITY

12.1       BORROWER TO INDEMNIFY BANK:

The Borrower shall fully indemnify BANK from and against any expenses, loss, damage or liability (as to the amount of which the certificate of the BANK shall, in the absence of manifest error, be conclusive) which it may incur as a consequence of the occurrence of any Event of Default, of any failure to borrow in accordance with a Notice of Drawing or of any prepayment under this Agreement or otherwise in connection with this Agreement without prejudice to its generality, the foregoing indemnity shall extend to any interest, fees or other sums whatsoever paid or payable on account of any funds borrowed in order to carry any unpaid amount and to any loss (including loss of profit), premium, penalty or expense which may be incurred in liquidating or employing deposits from third parties acquired to make, maintain or fund the Loan (or any part of it) or any other amount due or to become due under this Agreement.

ARTICLE XIII

DISCLOSURES

13.1        The Borrower authorizes the BANK to issue mandate/direction to the Borrower’s auditor to certify non-diversion/siphoning of funds out of loans facilities availed by the Borrower's. Borrower also authorizes the BANK to issue mandate/directions to Borrower's auditors also to certify extent/amount of diversion/siphoning of funds out of loan facilities availed by the Borrower. The Borrower undertakes to authorize the Borrowers' auditors to provide such certificate as required by BANK at Borrower's cost.

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13.2       The Borrower agrees not to induct on the Board of the Borrower a person, who has been identified as "Willful Defaulter" as per definition given as per RBI directives/guidelines or Bank's guidelines as Director on the Board of Borrower. If any Director who is willful defaulter as per definition above referred is on the Board of the Borrower or becomes so while being Director on the Board of the Borrower, the Borrower undertakes to get him removed from the Board of the Borrower. The Borrower agrees to make necessary amendments in Articles of Association of Borrower to make the above requirement as ground for removal of Directors and furnish a copy of Articles of Association as amended to the BANK.

13.3       It is agreed by and between the parties that in the event of the Borrower committing any default in repayment of loan or in the repayment of interest thereon or any of the agreed installments of the loan on due date, to BANK and/or Reserve Bank of India will have an unqualified right to disclose to publish the name of the Borrower and its Directors as defaulters in such manner and through such medium as BANK or Reserve Bank of India in their absolute desecration may think fit.

13.4       The Borrower understand that as a pre-condition, relating to grant of the said Term Loan, BANK requires the consent of the Borrower for disclosure by the BANK, information and data relating to the Borrower of the said Term Loan availed by the Borrower, obligations assumed by the Borrower, in relation thereto and default, if any, committed by the Borrower in discharge thereof.

13.5      The Borrower accordingly, hereby agrees and gives consent for the disclosure by BANK of all or any such:

(a)         information and data relating to the Borrower

(b)         the information or data relating to any Facility availed or to be availed, by the Borrower and

(c)         default, if any, committed by the Borrower in discharge of any obligation,

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13.6       BANK may deem appropriate and necessary, to disclose and furnish to Credit Information Bureau (India) Limited and any other Agency Authorized in this behalf of by Reserve Bank of India.

The Borrower further declares that the information, and data furnished to BANK are true and correct.

13.7       The Borrower further undertake:

(a)         the Credit Information Bureau (India) Limited and any other Agency so authorised may use, process the said information and data disclosed by BANK in the manner as deemed fit by them.

(b)         the Credit Information Bureau (India) Limited and any other agency so authorised may furnish for consideration, the processed information and data or products thereof prepared by them to the Bank/ Financial Institution and other credit: grantors or registered users, as maybe specified by the Reserve Bank of India.

13.8       This Agreement shall be governed by and construed in all respect with the Indian laws and the parties hereto agree that any matter or issues arising hereunder or any dispute hereunder shall at the option /discretion of the banks be subject to the non-exclusive jurisdiction of the Courts of the city of Mumbai in India. This shall not however limit the rights of the Banks to take proceedings in any other court of Competent jurisdiction

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FIRST SCHEDULE

RATE OF INTEREST.

RATE OF INTEREST

Base Rate of the Bank + 3% i.e. 13.25% per annum at present (floating) at present payable/ compounded at monthly rests.

Interest rate shall be reset (including margin / spread) on Completion of One Year from the date of first disbursement and every year thereafter.

The Bank hereby reserves its rights to revise the base rate/spread/interest rate as specified above from time to time in accordance with directives of Reserve Bank of India or policy guidelines of the Bank including norms relating to provisioning for Loan Assets and/or Risk weightage assigned to the Loan.

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SECOND SCHEDULE

(REPAYMENT TERMS)

(AMORTISATION SCHEDULE)

The company shall repay the principal amount of the RTL in 24 unequal quarterly installments commencing after 2 1/4 years from the date of first disbursement as under:

No. of installment	Date of repayment	Amount of installment	Loan outstanding after repayment of installment
1	April 1, 2015	1,25,00,000.00	98,75,00,000.00
2	July 1, 2015	1,25,00,000.00	97,50,00,000.00
3	October 1, 2015	1,25,00,000.00	96,25,00,000.00
4	January 1, 2016	1,25,00,000.00	95,00,00,000.00
5	April 1, 2016	1,87,50,000.00	93,12,50,000.00
6	July 1, 2016	1,87,50,000.00	91,25,00,000.00
7	October 1, 2016	1,87,50,000.00	89,37,50,000.00
8	January 1, 2017	1,87,50,000.00	87,50,00,000.00
9	April 1, 2017	3,75,00,000.00	83,75,00,000.00
10	July 1, 2017	3,75,00,000.00	80,00,00,000.00
11	October 1, 2017	3,75,00,000.00	76,25,00,000.00
12	January 1, 2018	3,75,00,000.00	72,50,00,000.00
13	April 1, 2018	5,00,00,000.00	67,50,00,000.00
14	July 1, 2018	5,00,00,000.00	62,50,00,000.00
15	October 1, 2018	5,00,00,000.00	57,50,00,000.00
16	January 1, 2019	5,00,00,000.00	52,50,00,000.00
17	April 1, 2019	6,25,00,000.00	46,25,00,000.00
18	July 1, 2019	6,25,00,000.00	40,00,00,000.00
19	October 1, 2019	6,25,00,000.00	33,75,00,000.00
20	January 1, 2020	6,25,00,000.00	27,50,00,000,00
21	April 1, 2020	6,87,50,000.00	20,62,50,000.00
22	July 1, 2020	6,87,50,000.00	13,75,00,000.00
23	October 1, 2020	6,87,50,000.00	6,87,50,000.00
24	January 1, 2021	6,87,50,000.00	NIL

The Bank reserves rights at its Sole and absolute discretion to revise repayment schedule described hereinabove with compulsory acceleration in case of higher sales realizations from time to time (though not be bound to do so).

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THIRD SCHEDULE

(Details of Costs of Project and means of Financing)

(Rs. In Crore)

Cost of Project	Rs. 2410.69		Total Debt	1200.00	*
T/L from our Bank	Rs. 100.00		DE Ratio	1.90:1	**
			IRR	13.31
Margin (excluding internal accruals)	26.13	%*	Proposed Share	8.33%
Maximum DSCR	3.07
Minimum DSCR	1.47		Avg DSCR	2.34

* Out of Total Debt of Rs. 1200.00 Crore, Share of Central Bank: of India Rs. 100.00 Crore

** The Means of Finance for the Project includes Equity (IPO), Internal Accruals and change in net current assets (Advances from subscribers),

Financing Plan

3 year business plan financing of Rs.2411 crore, to be financed by way of Rupee Term Loan of Rs 1200 crore (Rs.750 crore in FY 2013, Rs.400 cr in FY 2014 and Rs.50 crore in FY 2015), Rs.630 crore in the form of equity capital through IPO and Rs.581 crore in the form of internal accruals & decrease in net current: assets of the Company.

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FOURTH SHCDULE

(Description of movable /immoveable properties and Fixed Assets)

The whole of the movable properties of the Borrower including its movable plant and machinery, machinery spares, tools and accessories and movables, both present and future whether installed or not and whether now lying loose or in cases or which are now lying or stored in or about or shall hereafter from time to time during the continuance of the security of these presents be brought into or upon or be stored or be in or about all the Borrower's offices, premises, factories and godowns or wherever else the same may be or be held by any party to the order or disposition of the Borrower or in the course of transit or on high seas or on order, or delivery, howsoever and wheresoever in the possession of the Borrower and either by way of substitution or addition together with all the receivables of the Borrower

•	First Charge on the Escrow Account

•	Assignment of all Government Authorisation, Licenses, Contracts relating to transponder capacity etc.

•	Assignment of all Insurance Policies of the borrower on paripassu basis

•	Assignment of DTH license, on pari passu basis with existing term lenders

AND

DSRA for 1 quarter's debt service payment (Principal + Interest) to be created latest by January 1, 2015

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IN WITNESS WHEREOF the Borrower has caused its Common Seal to be hereunto affixed and BANK has caused the authorized signatory to affix his hand hereto the day and year first: hereinabove written.

SIGNED, SEALED AND DELIVERED by the within named

M/s Bharat Business Channel Ltd,

by the hand of Mr. S.Murukan, Authorised Signatorey (POA Holder)

authorised to sign under Board Resolution dated 13.02.2013

The Common Seal of	}
M/S. Bharat Business Channel Limited	}
has been hereunto affixed pursuant to	}
the resolution of its Board of Directors	}
passed at the Meeting held on 13.02.2013	}
in the presence of Mr, S.Murukan	}
Authorised Signatory (POA Holder)	}

SIGNED AND DELIVERED for and on behalf of	}
CENTRAL BANK OF INDIA	}
by the hand of Shri N.B.Bajpal its Senior Manager	}

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DATED THIS DAY OF 25.02.2013

BETWEEN

M/S. BHARAT BUSINESS CHANNEL LIMITED

AND

CENTRAL BANK OF INDIA

TERM LOAN AGREEMENT

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